UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 6, 2018

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32563
(Address of Principal Executive Offices)	(zip code)

             386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

CTD Holdings, Inc. has obtained preliminary data suggesting that Trappsol® CycloTM, its proprietary formulation of hydroxypropyl beta cyclodextrin, crosses the blood-brain-barrier in individuals suffering from Niemann-Pick disease type C. Data were derived from initial subjects participating in CTD's phase I clinical trial in the United States (“A Phase I Study to Evaluate the Single- and Multiple-dose Pharmacokinetics of Intravenous Trappsol Cyclo (HPBCD) in Patients with Niemann-Pick Disease Type C (NPC-1) and the Effects of Dosing Upon Biomarkers of NPC Disease," NCT02939547), and phase I/II clinical trial in Europe and Israel ("A Phase I/II Study to Evaluate the Safety and PK of IV Trappsol® CycloTM (HPBCD) in Patients with Niemann-Pick Disease Type C and Pharmacodynamic Effects of Treatment Upon Markers of Cholesterol Metabolism and Clinical Outcomes," NCT02912793). Following intravenous administration of Trappsol® CycloTM to study subjects, it was detected in subjects' cerebrospinal fluid. The clinical significance of these findings will be determined as part of the final analysis of both clinical trials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc.

Date: February 6, 2018

By: /s/ Jeffrey L. Tate

Jeffrey L. Tate

Chief Operating Officer